As filed with the U.S. Securities and Exchange Commission on May 27, 2026.

Registration No. 333-295152

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 2 to
FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

ALGORHYTHM HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	3652	95-3795478
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

6301 NW 5th Way, Suite 2900

Fort Lauderdale, FL 33309

(954) 800-0425

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Gary Atkinson

Chief Executive Officer

Algorhythm Holdings, Inc.

6301 NW 5th Way, Suite 2900

Fort Lauderdale, FL 33309

(954) 800-0425

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Gregory Sichenzia, Esq.

Marcelle S. Balcombe, Esq.

Sichenzia Ross Ference Carmel LLP

1185 Avenue of the Americas, 31st Floor

New York, NY 10036

Telephone: (212) 930-9700

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act. ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission acting pursuant to said Section 8(a), may determine.

THE INFORMATION IN THIS PRELIMINARY PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THESE SECURITIES MAY NOT BE SOLD UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS DECLARED EFFECTIVE. THIS PRELIMINARY PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND WE ARE NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE OR OTHER JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION	DATED MAY 27, 2026

Resale of Up to 10,000,000 Shares of Common Stock

This prospectus relates to the resale of up to 10,000,000 shares of the common stock, par value $0.01 per share (the “common stock”), of Algorhythm Holdings, Inc., a Delaware corporation (the “Company”, the “registrant,” “we,” “our” or “us”), by Streeterville Capital, LLC, a Utah limited liability company (“Streeterville” or the “Selling Stockholder”), issuable under that certain Securities Purchase Agreement, dated as of August 21, 2025, between us and Streeterville (the “Securities Purchase Agreement”).

Under the Securities Purchase Agreement, we may issue and sell to Streeterville shares of our common stock in one or more pre-paid purchases (each, a “Pre-Paid Purchase” and collectively, the “Pre-Paid Purchases”) for an aggregate principal amount of up to $20,000,000. Upon the terms and subject to the conditions of each Pre-Paid Purchase, following the funding of each Pre-Paid Purchase, Streeterville, in its sole discretion, has the right, but not the obligation, to purchase from us, and we will issue to Streeterville, shares of our common stock in satisfaction of all or a portion of the outstanding balance of the Pre-Paid Purchases, but not exceeding the outstanding balance of the Pre-Paid Purchases (the “Purchase Shares”).

To date, we have entered into four Pre-Paid Purchases with Streeterville for an aggregate principal amount of $19,500,000 which, inclusive of original issue discount and other expenses, amounts to $21,285,000 of aggregate obligations owed to Streeterville under the Securities Purchase Agreement. We have repaid aggregate obligations of $10,229,000 as a result of Streeterville electing to exercise its right to purchase a total of 12,077,557 shares of our common stock under the Securities Purchase Agreement. We currently have approximately $701,000 of aggregate obligations owed to Streeterville under the first Pre-Paid Purchase that we entered into with Streeterville on August 21, 2025 (the “First Pre-Paid Purchase”) and approximately $10,355,000 of aggregate obligations owed to Streeterville under the fourth Pre-Paid Purchase that we entered into with Streeterville on February 17, 2026 (the “Fourth Pre-Paid Purchase”). All obligations outstanding under the second Pre-Paid Purchase that we entered into with Streeterville on November 13, 2025 (the “Second Pre-Paid Purchase”) and the third Pre-Paid Purchase that we entered into with Streeterville on December 19, 2025 (the “Third Pre-Paid Purchase”) have been repaid in full.

In the event Streeterville purchases from us any of the Purchase Shares being registered for resale pursuant to the registration statement of which this prospectus is a part, the outstanding balance of the Pre-Paid Purchases will be reduced by the aggregate purchase price payable to us by Streeterville for the Purchase Shares. The price per share for the Purchase Shares will fluctuate based on the trading price of our common stock during the applicable measuring period. The number of shares of common stock that we may issue to Streeterville is subject to certain conditions and limitations, including a limitation that Streeterville cannot beneficially own in excess of 9.99% of our outstanding shares of common stock and a restriction that we cannot issue shares of common stock to Streeterville in violation of Nasdaq Listing Rule 5635(d). The number of shares of common stock that may be acquired by Streeterville pursuant to the Securities Purchase Agreement is not currently known and is subject to the satisfaction of certain conditions and other limitations, including the conditions and limitations described above.

We will not receive any proceeds from the sale or other disposition of shares by Streeterville. Streeterville will bear all commissions and discounts, if any, attributable to the sale or other disposition of the shares. We will bear all costs, expenses and fees incurred in connection with the registration of Streeterville’s shares.

The distribution of the shares of common stock offered hereby may be effected in one or more transactions that may take place in ordinary brokers’ transactions, privately negotiated transactions or through sales to one or more dealers for resale of such securities as principals.

Our common stock is listed on The Nasdaq Capital Market under the symbol “RIME.” The last reported sale price of our common stock on The Nasdaq Capital Market on May 21, 2026 was $0.6841 per share.

Investing in our common stock involves a high degree of risk, including the risk of losing your entire investment. See “Risk Factors” beginning on page 4 of this prospectus for a discussion of information that should be considered in connection with an investment in our common stock.

Neither the Securities and Exchange Commission (“SEC”) nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                       , 2026

You should rely only on the information contained in this prospectus or any prospectus supplement or amendment. Neither we nor Streeterville have authorized any other person to provide you with information that is different from, or adds to, that contained in this prospectus. If anyone provides you with different or inconsistent information, you should not rely on it. Neither we nor Streeterville take responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. You should assume that the information contained in this prospectus or any free writing prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of our securities. Our business, financial condition, results of operations and prospects may have changed since that date. We are not making an offer of any securities in any jurisdiction in which such offer is unlawful.

We will not receive any proceeds from the sale by Streeterville of the common stock offered by it in this prospectus.

A prospectus supplement may also add, update or change information included in this prospectus. Any statement contained in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in such prospectus supplement modifies or supersedes such statement. Any statement so modified will be deemed to constitute a part of this prospectus only as so modified, and any statement so superseded will be deemed not to constitute a part of this prospectus. You should rely only on the information contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus. See “Where You Can Find More Information.”

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described in the section entitled “Where You Can Find More Information.”

No action is being taken in any jurisdiction outside the United States to permit a public offering of our securities or possession or distribution of this prospectus in that jurisdiction. Persons who come into possession of this prospectus in jurisdictions outside the United States are required to inform themselves about and to observe any restrictions as to this public offering and the distribution of this prospectus applicable to that jurisdiction.

i

ABOUT THIS PROSPECTUS

Throughout this prospectus, unless otherwise designated or the context suggests otherwise,

●	all references to the “Company”, the “registrant,” “we,” “our” or “us” in this prospectus mean Algorhythm Holdings, Inc.;

●	all references to our “fiscal year” mean the year ending December 31;

●	all dollar or $ references, when used in this prospectus, refer to United States dollars; and

●	all Rs. references, when used in this prospectus, refer to the Indian Rupee.

MARKET DATA

Market data and certain industry data and forecasts used throughout this prospectus or incorporated by reference into this prospectus were obtained from internal company surveys, market research, consultant surveys, publicly available information, reports of governmental agencies and industry publications and surveys. Industry surveys, publications, consultant surveys and forecasts generally state that the information contained therein has been obtained from sources believed to be reliable, but the accuracy and completeness of such information is not guaranteed. To our knowledge, certain third-party industry data that includes projections for future periods does not take into account the effects of certain events such as the impact of the war in Ukraine and Israel, the impact any possible recession may have on the sales of our services, and any future outbreaks of coronavirus (COVID-19). Accordingly, those third-party projections may be overstated and should not be given undue weight. Forecasts are particularly likely to be inaccurate, especially over long periods of time. In addition, we do not necessarily know what assumptions regarding general economic growth were used in preparing the forecasts we cite. Statements as to our market position are based on the most currently available data. Any website references (URLs) in this prospectus are inactive textual references only and are not active hyperlinks. Therefore, such website references and information accessible from the websites do not constitute a part of, and is not incorporated by reference into, the registration statement of which this prospectus forms a part. While we are not aware of any misstatements regarding the industry data presented in this prospectus, our estimates involve risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” in this prospectus.

ii

PROSPECTUS SUMMARY

This summary highlights selected information from this prospectus or incorporated by reference into this prospectus and does not contain all of the information that you need to consider in making your investment decision. You should carefully read the entire prospectus, the documents incorporated by reference into this prospectus, any applicable prospectus supplement and any related free writing prospectus, including the risks of investing in our securities discussed under the heading “Risk Factors” contained in or incorporated by reference into this prospectus or any applicable prospectus supplement and any related free writing prospectus.

Overview

We are an artificial intelligence (“AI”) technology company focused on the growth and development of SemiCab. SemiCab is an AI-enabled software logistics and distribution business that utilizes its proprietary technology platform to enable retailers, brands and transportation providers to address common supply chain problems globally. We operate our SemiCab business through our subsidiary, SemiCab Holdings, LLC.

Prior to August 1, 2025, we had a second business, which was Singing Machine. Singing Machine was a home karaoke consumer products business that designed and distributed karaoke products to retailers and ecommerce partners globally through our subsidiary, The Singing Machine Company, Inc. We sold our Singing Machine business on August 1, 2025. Accordingly, we no longer own or operate the Singing Machine business.

Our operations include our wholly-owned subsidiaries, SMC Logistics, Inc., a California corporation, SMC-Music, Inc., a Florida corporation, The Singing Machine Company, Inc., a Delaware corporation, and RIME Holdings, LLC, and our 80%-owned subsidiaries, SemiCab Holdings, LLC, a Nevada limited liability company, and SMCB Solutions Private Limited, an Indian company.

Our SemiCab Technology Platform

Traditional logistics platforms and systems optimize visible demand by optimizing individual lanes within the logistics network. Freight planning, execution, and exception management rely heavily on manual workflows and fragmented systems. As volumes increase, costs typically scale linearly with headcount, limiting profitability and operational flexibility.

Our SemiCab technology platform is an AI-enabled, cloud-based collaborative transportation platform that operates at the network level. It achieves the scalability required to predict and optimize millions of loads and hundreds of thousands of trucks. It uses real-time data from application programming interface (“API”)-based load tendering and pre-built integrations with transportation management system (“TMS”) partners, warehouse management system (“WMS”) partners, and electronic logging device partners to orchestrate collaboration across manufacturers, retailers, distributors, and their carriers. It uses AI and machine learning predictions and advanced predictive optimization models to enable fully loaded round trips. By pooling demand and supply across shippers, regions, and timeframes, the platform identifies return legs and cross-lane flows that are invisible under conventional planning models. This approach enables structural efficiency improvements rather than episodic or temporary gains.

The platform directly supports stronger unit economics and capital efficiency for our customers. It has successfully enabled individual operators to manage more than 2,000 loads annually. As volumes increase, our customers benefit from lower cost per load, greater asset utilization, lower administrative overhead and more predictable service levels. By automating network-level decision-making, the platform allows organizations to scale throughput without proportional increases in labor, infrastructure, or overhead.

We are focused on expanding and enhancing our SemiCab technology platform to provide better transportation services to our customers as well as to automate operational processes. The objective of these additions and enhancements is to build additional functionality and improve or automate existing functions. This will make us more efficient, lower our costs of operation, enable us to provide more consistent and reliable services, and reduce potential human error in our processes targeting transportation execution and billing.

1

We employ a dedicated software development team that maintains and enhances our SemiCab technology platform.

Our Service Offering

Our service offering consists of contract-based, long-haul, full truckload transportation logistics and distribution services that utilize our SemiCab technology platform. We currently provide our services in India and are actively marketing our services in the United States and Europe.

Managed Services

In India, we offer our services through a managed services model to retailers, suppliers, manufacturers and other shippers through our own network of shippers and brokers. We primarily focus on full truck load and over-the-road transportation services. Our services are sold directly to shippers via bids for transportation services. These bids are typically awarded for a selected number of routes for a pre-determined period of time, normally up to a year.

SaaS-Based Services

In the U.S. and other countries, we offer our services through a software-as-a-service (“SaaS”) model called “Apex” by selling subscriptions to shippers, carriers and third-party logistics providers (“3PLs”) to utilize our SemiCab technology platform. Our software enables shippers and carriers to better manage their freight network by creating optimal lane bundles for bidding and optimized execution of loads with better control over their data and analytics. Our software enables 3PLs to better manage their operations for transportation execution by assisting them with shipper management, carrier management, document management, load operations management, invoicing, integration services, and reporting and analytics.

Apex optimizes both visible and predicted demand across the entire freight ecosystem, completely redefining the efficiencies that can be achieved within a logistics network. Through Apex, shippers, carriers and 3PLs can:

●	launch their own branded logistics operating systems, embedding SemiCab’s AI logic, dashboards, and APIs;
●	create multi-party freight networks that reduce empty miles and unlock shared efficiencies;
●	integrate seamlessly with existing TMS, WMS, and telematics systems through open APIs; and
●	use predictive analytics and benchmarking to identify cost savings and improve yield per lane.

Our SemiCab technology platform enhances traditional logistics platforms by providing them with predictive, self-learning orchestration that automates network coordination at scale. It continuously learns from network activity, dynamically adjusting routing, pooling, and capacity allocation in real time.

Our Corporate Information

We were incorporated under the laws of the State of Delaware in 1994. Our principal business address is 6301 NW 5th Way, Suite 2900, Fort Lauderdale, FL 33309, and our telephone number is (954) 800-0425. We maintain our corporate website at https://ir.algoholdings.com/. This website address is not intended to function as a hyperlink and the information contained on our website is not intended to be a part of this prospectus. Information on our website does not constitute a part of, nor is it incorporated in any way, into this prospectus and should not be relied upon in connection with making an investment decision. We make available free of charge on https://ir.algoholdings.com/investor-filings#/ our annual, quarterly, and current reports, and amendments to those reports, if any, as soon as reasonably practical after we electronically file such material with, or furnish it to, the SEC. We may from time to time provide important disclosures to investors by posting them in the “Investor Relations” section of our website.

Our common stock is quoted on the Nasdaq under the symbol “RIME”. We file annual, quarterly, and current reports, proxy statements and other information with the Securities and Exchange Commission and are subject to the requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These filings are available to the public on the Internet at the SEC’s website at https://www.sec.gov.

2

SUMMARY OF THE OFFERING

Common stock offered by Streeterville:	Up to 10,000,000 shares that may be issued in the future to Streeterville under the Securities Purchase Agreement.

Common stock outstanding immediately prior to the offering(1):	15,425,958 shares.

Common stock outstanding immediately after the offering(1):	Up to 25,425,958 shares.

Use of proceeds:	We will not receive any proceeds from the sale of the shares of common stock that are being registered in this prospectus.

Listing symbol:	Our common stock is listed on The Nasdaq Capital Market under the symbol “RIME.”

Risk factors:	You should carefully consider the information set forth in this prospectus, and, in particular, the discussion set forth in the section entitled “Risk Factors” beginning on page 4 of this prospectus, before deciding whether or not to invest in shares of our common stock.

(1) As of the date of this prospectus, and excludes:

●	1,271,826 shares of common stock issuable upon the exercise of outstanding stock options; and

●	1,138,163 shares of common stock issuable upon the exercise of outstanding warrants.

Unless otherwise indicated, all information in this prospectus assumes no exercise of the outstanding options and warrants, in each case as described above.

3

RISK FACTORS

Investing in our securities involves a high degree of risk. Before investing in our securities, you should carefully consider the risks described below as well as the risks set forth under the section titled “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2025 (the “Annual Report”), which is incorporated by reference into this prospectus, as amended or supplemented by our subsequent filings with the SEC. You should also refer to the other information contained in this prospectus and the documents incorporated by reference herein, including our financial statements and related notes and the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in our Annual Report. Each of these risk factors, either alone or taken together, could adversely affect our business, operating results and financial condition, as well as adversely affect the value of an investment in our common stock. There may be additional risks that we do not presently know of or that we currently believe are immaterial that could also impair our business, operating results and financial position. If any of the events described below were to occur, our business, financial condition, ability to access capital resources, results of operations and future growth prospects could be materially and adversely affected and the market price of our common stock could decline. As a result, you could lose some or all of any investment that you may make in our common stock.

Risks Related to this Offering and the Selling Stockholder

The sale of a substantial number of our securities in the public market by Streeterville and/or by our existing security holders could cause the price of our common stock to fall.

To date, we have entered into four Pre-Paid Purchases with Streeterville for an aggregate principal amount of $19,500,000 which, inclusive of original issue discount and other expenses, amounts to $21,285,000 of aggregate obligations owed to Streeterville under the Securities Purchase Agreement. We have repaid aggregate obligations of $10,229,000 as a result of Streeterville electing to exercise its right to purchase a total of 12,077,557 shares of our common stock under the Securities Purchase Agreement. All obligations outstanding under the Second Pre-Paid Purchase and Third Pre-Paid Purchase have been paid off in full. However, we have approximately $701,000 and $10,355,000 of aggregate obligations outstanding under the First Pre-Paid Purchase and Fourth Pre-Paid Purchase, respectively. In the event Streeterville elects to exercise its right to purchase additional shares of our common stock under the First Pre-Paid Purchase, the Fourth Pre-Paid Purchase, or any additional Pre-Paid Purchases that we may in the future complete, we may be required to issue a substantial number of additional shares of our common stock to Streeterville. The sale of a substantial number of our shares of common stock in the public market by Streeterville and/or by our other existing security holders, or the perception that those sales might occur, could result in a significant decline in the public trading price of our common stock.

Shares of our common stock purchased by Streeterville may be issued at a price significantly below the prevailing market price of our common stock, resulting in substantial dilution of our existing stockholders and a decrease in the price of our common stock.

Following the funding of each Pre-Paid Purchase, Streeterville has the right, but not the obligation, to purchase from us that number of shares of common stock up to the lesser of: (i) a number of shares of common stock equal in value to the outstanding balance of the funded amount, and (ii) that number of shares of common stock such that Streeterville will not beneficially own greater than 9.99% of our outstanding shares of common stock. The price per share used to calculate the number of shares to be issued to Streeterville is equal to 90% of the lowest daily volume-weighted average price of our common stock during the ten (10) trading days immediately preceding the applicable purchase date, but not less than the floor price, which is the greater of: (i) 20% of the “Minimum Price” as defined under Nasdaq Listing Rule 5635(d) prior to the applicable closing of the Pre-Paid Purchase, and (ii) $0.10. If Streeterville exercises its right to purchase additional shares of our common stock under Pre-Paid Purchases, the shares may be sold by us to Streeterville at a price significantly below the prevailing market price. This could lead to substantial dilution of our existing stockholders. This dilution, combined with the potential for downward pressure on our share price if Streeterville promptly sells the shares in the open market, could reduce the market value of our common stock significantly.

4

We may be required to make substantial cash payments to Streeterville, which could reduce the amount of cash available to fund our operations.

If Streeterville elects to not exercise its right to purchase shares of common stock from us, we will be required to repay any outstanding Pre-Paid Purchases in cash. In addition, the occurrence of an event of default under the Pre-Paid Purchases or certain change-of-control or other fundamental transactions may accelerate repayment or suspend Streeterville’s funding obligations to us. If an event of default occurs under a Pre-Paid Purchase, the outstanding balance will become immediately due and payable. At any time thereafter, upon written notice given by Streeterville, the outstanding balance will increase by seven-and-a-half percent and interest will begin accruing at a rate of the lesser of 18% per annum or the maximum rate permitted under applicable law. If we are involved in a change-of-control transaction or other fundamental transaction, we may be required to repay the Pre-Paid Purchases in cash or such transaction may result in an event of default. We may not have sufficient cash on hand or available resources to meet any of the above repayment obligations, which could force us to seek emergency financing or other arrangements which may not be available or, if available, may be available on unfavorable terms. In the event we do have sufficient funds available, the cash payment obligations, if triggered, could significantly reduce the cash we have available to fund our operations or make necessary investments. This would adversely affect our financial condition, limit our ability to pursue growth opportunities, and adversely affect our business prospects.

.

We have broad discretion over the use of the net proceeds that we have received and may in the future receive from Pre-Paid Purchases, and you may not agree with how we use the proceeds.

We have broad discretion over the use of the net proceeds that we have received and may in the future receive from Pre-Paid Purchases and could use such proceeds for purposes other than those contemplated at the time of commencement of this offering. As a result, you will be relying on the judgment of our management with regard to the use of those proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. It is possible that, pending their use, we may invest those proceeds in a way that does not yield a favorable, or any, return for us. The failure of our management to use such funds effectively could have a material adverse effect on our business, financial condition, operating results and cash flows.

DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference in this prospectus contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). All statements other than statements of historical facts included or incorporated by reference in this prospectus, including, without limitation, statements regarding our future financial position, business strategy, budgets, projected revenue and costs, and plans and objectives of management for future operations, are forward-looking statements. In addition, forward-looking statements generally can be identified by the use of forward-looking terminology such as “may,” “will,” “expects,” “intends,” “plans,” “projects,” “estimates,” “anticipates,” or “believes” or the negative thereof or any variation thereon or similar terminology or expressions.

We have based these forward-looking statements on our current expectations and projections about future events. These forward-looking statements are not guarantees and are subject to known and unknown risks, uncertainties and assumptions that may cause our actual results to differ materially from results proposed in such statements. Although we believe that the expectations reflected in such forward-looking statements are reasonable, we can give no assurance that such expectations will prove to have been correct. Important factors that could cause actual results to differ materially from our expectations include, but are not limited to:

●	our ability to fund our future growth;

●	our ability to execute upon our business plan;

●	our ability to attract and retain management;

●	market acceptance and demand of our services;

5

●	labor shortages and changes in employee compensation costs;

●	our ability to maintain and increase the value of our businesses;

●	changes in consumer preferences;

●	our ability to incorporate new and changing technologies;

●	the impact of inflation and other pricing pressures on our business;

●	the effect of competition and consolidation in the industries in which we operate;

●	the impact of any failure of our information technology system, any breach of our network security, and any security breaches of confidential customer information;

●	our ability to comply with applicable international, federal, state and local laws and regulations;

●	our ability to protect our trademarks and other intellectual property;

●	our ability to obtain debt, equity or other financing on favorable terms, or at all;

●	the condition of the securities and capital markets generally;

●	general economic conditions, whether internationally, nationally or in the regional and local market areas in which we are doing business, that may be less favorable than expected;

●	other economic, competitive, governmental (including new tariffs), legislative, regulatory, geopolitical and technological factors that may negatively impact our business, operations and pricing; and

other factors relating to our industry, our operations and results of operations and the securities being offered hereby, including the risks factors described in the section of this prospectus entitled “Risk Factors”. All subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the foregoing. Except as required by law, we assume no duty to update or revise our forward-looking statements.

USE OF PROCEEDS

We will not receive any of the proceeds from the sale of the common stock by Streeterville.

SELLING STOCKHOLDER

We are registering up to 10,000,000 shares of our common stock that may be issued to Streeterville under the First Pre-Paid Purchase, the Fourth Pre-Paid Purchase, and any additional Pre-Paid Purchases that we may in the future complete, subject to certain conditions and limitations, including a limitation that Streeterville cannot beneficially own in excess of 9.99% of our outstanding shares of common stock and a restriction that we cannot issue shares of common stock to Streeterville in violation of Nasdaq Listing Rule 5635(d).

Streeterville may from time to time offer and sell any or all of the shares of common stock set forth below pursuant to this prospectus and any accompanying prospectus supplement. When we refer to the “Selling Stockholder” or “Streeterville” in this prospectus, we mean Streeterville and the donees, pledgees, transferees or other successors-in-interest selling shares of our common stock or interests in shares of our common stock received after the date of this prospectus from Streeterville as a gift, pledge, partnership distribution or other transfer.

The table below sets forth, based on information provided to us by Streeterville or known to us, information as of the date of this prospectus regarding the beneficial ownership (as determined under Section 13(d) of the Exchange Act and the rules and regulations thereunder) of the shares of common stock held by Streeterville. Streeterville may sell or otherwise dispose of some, all or none of its shares. Pursuant to Rules 13d-3 and 13d-5 of the Exchange Act, beneficial ownership includes any shares of our common stock as to which a stockholder has sole or shared voting power or investment power, and also any shares of our common stock which the stockholder has the right to acquire within 60 days of the date of this prospectus.

6

The shares of common stock being offered hereby may be sold or otherwise disposed of by or for the account of Streeterville from time to time during the period the registration statement of which this prospectus is a part remains effective. After the registration statement becomes effective, Streeterville may sell or transfer some or all of the shares of common stock offered hereby.

To our knowledge, other than as disclosed herein, Streeterville has not had any material relationship with us within the past three years. Information about Streeterville may change over time. Any changes to this information will be set forth in an amendment to the registration statement or supplement to this prospectus to the extent required by law.

	Shares Beneficially Owned as of the Date of This Prospectus		Shares Offered Under This	Shares Beneficially Owned After Completion of this Offering(1)
Name of Selling Stockholder	Number	Percent(2)	Prospectus(3)	Number	Percent(2)
Streeterville Capital, LLC(4)	—	—%	10,000,000	—	---%

(1)	Assumes the sale of all shares offered herein.

(2)	The percentage of beneficial ownership for Streeterville is based on 15,425,958 shares of our common stock outstanding as of the date of this prospectus.

(3)	Consists of up to 10,000,000 shares of our common stock that may be issued to Streeterville under the First Pre-Paid Purchase, the Fourth Pre-Paid Purchase, and any additional Pre-Paid Purchases that we may in the future complete, subject to certain conditions and limitations, including a limitation that Streeterville cannot beneficially own in excess of 9.99% of our outstanding shares of common stock and a restriction that we cannot issue shares of common stock to Streeterville in violation of Nasdaq Listing Rule 5635(d).

(4)	The address of Streeterville Capital, LLC is 297 Auto Mall Drive #4, St. George, Utah 84770. John M. Fife has voting and dispositive power over securities held by Streeterville.

SECURITIES ACT RESTRICTIONS ON RESALE OF COMMON STOCK

Pursuant to Rule 144 of the Securities Act, a person who has beneficially owned shares of our restricted common stock for at least six months is entitled to sell their securities provided that: (i) such person is not deemed to have been one of our affiliates at the time of, or at any time during the three months preceding, the date of the proposed sale, and (ii) we have been subject to the Exchange Act periodic reporting requirements for at least three months preceding the sale and have filed all required reports under Section 13 or 15(d) of the Exchange Act during the 12 months (or such shorter period as we were required to file such reports) preceding the sale.

Persons who have beneficially owned restricted shares of our common stock for at least six months but who are our affiliates at the time of, or at any time during the three months preceding, the date of the proposed sale are subject to the additional restriction that they may sell within any three-month period only that number of shares of our common stock that does not exceed the greater of:

●	one percent (1%) of the total number of shares of our common stock then outstanding; or

●	the average weekly reported trading volume of our common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales by our affiliates under Rule 144 are also limited by manner of sale provisions and notice requirements and to the availability of current public information about us.

7

PLAN OF DISTRIBUTION

Streeterville may, from time to time, sell any or all of its shares of our common stock on any stock exchange, market or trading facility on which the shares are then traded or in private transactions. These sales may be at fixed or negotiated prices. Streeterville may use any one or more of the following methods when selling shares:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	short sales effected after the date the registration statement of which this prospectus is a part is declared effective by the SEC;

●	transactions involving broker-dealers that may agree with Streeterville to sell a specified number of such shares at a stipulated price per share;

●	any other method permitted pursuant to applicable law; and

●	a combination of any such methods of sale.

Broker-dealers engaged by Streeterville may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from Streeterville (or, if any broker-dealer acts as agent for the purchaser of the shares, from the purchaser) in amounts to be negotiated between the parties. We do not expect these commissions and discounts to exceed what is customary in the types of transactions involved. Any profits on the resale of shares of common stock by a broker-dealer acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. Discounts, concessions, commissions and similar selling expenses, if any, attributable to the sale of shares will be borne by Streeterville. Streeterville may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of the shares if liabilities are imposed on that person under the Securities Act.

Streeterville may from time to time pledge or grant a security interest in some or all of the shares of common stock owned by it and, if it defaults in the performance of its secured obligations, the pledgees or secured parties may offer and sell the shares of common stock from time to time under this prospectus after we have filed a supplement to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act supplementing or amending the list of selling stockholders to include the pledgees or secured parties as selling stockholders under this prospectus.

Streeterville also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus and may sell the shares of common stock from time to time under this prospectus after we have filed a supplement to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act supplementing or amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus.

Streeterville is an “underwriter” within the meaning of the Securities Act. Any broker-dealers or agents that are involved in selling the shares of common stock held by Streeterville or its transferees, pledgees or other successors in interest may also be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares of common stock purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

8

We are required to pay all fees and expenses incident to the registration of the shares of common stock held by Streeterville. We have agreed to indemnify Streeterville against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

Streeterville has advised us that it has not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of its shares of common stock, nor is there an underwriter or coordinating broker-dealer acting in connection with a proposed sale of common stock by Streeterville. If we are notified by Streeterville that any material arrangement has been entered into with an underwriter or broker-dealer for the sale of shares of its common stock, if required, we will file a supplement to this prospectus. If Streeterville uses this prospectus for the sale of any its shares of common stock, it will be subject to the prospectus delivery requirements of the Securities Act.

In order to comply with the securities laws of some states, if applicable, the common stock held by Streeterville or its transferees, pledgees or other successors in interest may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the common stock may not be sold unless it has been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

We have advised Streeterville that, while the Securities Purchase Agreement is in effect, the anti-manipulation rules of Regulation M under the Exchange Act prohibit Streeterville, and any other distribution participants that are participating in the distribution of our securities, from: (i) engaging in market making activities (e.g., placing bids or making purchases to stabilize the price of the common stock), and (ii) purchasing shares in the open market. In addition, to the extent applicable, we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to Streeterville for the purpose of satisfying the prospectus delivery requirements of the Securities Act. Streeterville may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

We have agreed with Streeterville to keep the registration statement of which this prospectus is a part effective until such time as all of the shares covered by this prospectus have been disposed of pursuant to and in accordance with the registration statement.

DIVIDEND POLICY

We have never paid any dividends on our common stock and do not intend to pay any dividends on our common stock in the foreseeable future. We intend to use any cash generated from our operations for reinvestment in the growth of our business. Any determination to pay dividends in the future will be made by our board of directors and will depend upon our results of operations, financial condition, contractual restrictions and growth plan, restrictions imposed by applicable law, and other factors deemed relevant by our board of directors. There are no restrictions that currently limit our ability to pay dividends on our common stock other than those generally imposed by applicable state law.

DESCRIPTION OF CAPITAL STOCK

The following description is only a summary and is qualified in its entirety by reference to the actual terms and provisions of the capital stock contained in our Certificate of Incorporation and our Bylaws.

General

Our authorized capital stock consists of 800,000,000 shares of common stock, $0.01 par value per share, and 1,000,000 shares of preferred stock, $1.00 par value per share. As of the date of this prospectus, there were 15,425,958 shares of our common stock issued and outstanding held by approximately 36 holders of record, and no shares of our preferred stock issued and outstanding.

9

Common Stock

Our certificate of incorporation authorizes us to issue up to 800,000,000 shares of common stock, $0.01 par value per share. Each holder of our common stock is entitled to one (1) vote for each share held of record on all voting matters we present for a vote of stockholders, including the election of directors. Holders of common stock have no cumulative voting rights or preemptive rights to purchase or subscribe for any stock or other securities, and there are no conversion rights or redemption or sinking fund provisions with respect to our common stock. All shares of our common stock are entitled to share equally in dividends from sources legally available when, and if, declared by our board of directors.

Our board of directors is authorized to issue additional shares of common stock not to exceed the amount authorized by our certificate of incorporation on such terms and conditions and for such consideration as our board of directors may deem appropriate without further stockholder action.

In the event of our liquidation or dissolution, all shares of our common stock are entitled to share equally in our assets available for distribution to stockholders. However, the rights, preferences and privileges of the holders of our common stock are subject to, and may be adversely affected by, the rights of the holders of shares of preferred stock that have been issued or shares of preferred stock that our board of directors may decide to issue in the future.

Preferred Stock

Our certificate of incorporation authorizes us to issue up to 1,000,000 shares of preferred stock, $1.00 par value per share. Our board of directors is authorized, without further action by the stockholders, to issue shares of preferred stock and to fix the designations, number, rights, preferences, privileges, and restrictions thereof, including dividend rights, conversion rights, voting rights, terms of redemption, liquidation preferences and sinking fund terms. We believe that our board of directors’ power to set the terms of the preferred stock, and our ability to issue preferred stock, will provide us with flexibility in connection with possible financing or acquisition transactions in the future. The issuance of preferred stock, however, could adversely affect the voting power of holders of common stock and decrease the amount of any liquidation distribution to such holders. The presence of outstanding preferred stock could also have the effect of delaying, deterring, or preventing a change in control of us.

Section 203 of the Delaware General Corporation Law

We are subject to the provisions of Section 203 of the Delaware General Corporation Law (the “DGCL”) regulating corporate takeovers. This statute prevents certain Delaware corporations, under certain circumstances, from engaging in a “business combination” with:

● a stockholder who owns 15% or more of our outstanding voting stock (otherwise known as an “interested stockholder”);

● an affiliate of an interested stockholder; or

● an associate of an interested stockholder,

for three years following the date that the stockholder became an interested stockholder. A “business combination” includes a merger or sale of more than 10% of our assets. However, the above provisions of Section 203 do not apply if:

● our board of directors approves the transaction that made the stockholder an “interested stockholder” prior to the date of the transaction; or

● after the completion of the transaction that resulted in the stockholder becoming an interested stockholder, that stockholder owned at least 85% of our voting stock outstanding at the time the transaction commenced, other than statutorily excluded shares of common stock.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Continental Stock Transfer & Trust Company.

10

Listing

Our common stock is listed on The Nasdaq Capital Market under the symbol “RIME.”

EXPERTS

Our consolidated financial statements as of and for the year ended December 31, 2025 that are incorporated by reference in this prospectus have been audited by M&K CPAS, PLLC, an independent registered public accounting firm. The audit report issued by M&K CPAS, PLLC in connection therewith includes an explanatory paragraph stating that there is substantial doubt about our ability to continue as a going concern. Such consolidated financial statements have been incorporated herein by reference in reliance on their authority as experts in accounting and auditing.

Our consolidated financial statements as of and for the year ended December 31, 2024 that are incorporated by reference in this prospectus have been audited by Marcum LLP, an independent registered public accounting firm. The audit report issued by Marcum LLP in connection therewith includes an explanatory paragraph stating that there is substantial doubt about our ability to continue as a going concern. Such consolidated financial statements have been incorporated herein by reference in reliance on their authority as experts in accounting and auditing.

LEGAL MATTERS

Certain legal matters with respect to the validity of the securities being offered by this prospectus will be passed upon by Sichenzia Ross Ference Carmel LLP, New York, New York.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the securities offered by this prospectus. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement, some of which is contained in exhibits to the registration statement as permitted by the rules and regulations of the SEC. For further information with respect to us and our common stock, we refer you to the registration statement, including the exhibits filed as a part of the registration statement. Statements contained in this prospectus concerning the contents of any contract or any other document is not necessarily complete. If a contract or document has been filed as an exhibit to the registration statement, please see the copy of the contract or document that has been filed. Each statement in this prospectus relating to a contract or document filed as an exhibit is qualified in all respects by the filed exhibit.

We are subject to the information and reporting requirements of the Exchange Act and, in accordance therewith, are required to file periodic reports, proxy statements and other information with the SEC. The SEC maintains a website that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC. You may obtain documents that we file with the SEC at www.sec.gov. Additionally, we will make these filings available, free of charge, on our website at https://algoholdings.com/filings as soon as reasonably practicable after we electronically file such materials with, or furnish them to, the SEC. You may access these materials free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. The information contained on our website is not incorporated herein by reference or otherwise made a part of this prospectus and the inclusion of our website address in this prospectus constitutes an inactive textual reference only.

11

INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Information that we subsequently file with the SEC will automatically update and supersede the information contained in this prospectus. In all cases, you should rely on the subsequently filed information rather than different information included in this prospectus. The following documents have been filed by us with the SEC and are incorporated by reference into this prospectus:

●	our Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC on April 2, 2026;

●	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2026, filed with the SEC on April 2, 2026;

●	our Current Reports on Form 8-K filed with the SEC on January 23, 2026, February 23, 2026, February 27, 2026 , and May 21, 2026; and

●	the description of our common stock contained in Exhibit 4.1 to our Annual Report on Form 10-K filed with the SEC on July 14, 2022, and any amendments or reports filed for the purpose of updating, amending, or otherwise modifying such description.

All reports and other documents that we subsequently file with the SEC (other than any portion of such filings that are furnished under applicable SEC rules rather than filed) pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and before the later of: (1) the completion of the offering of our shares of common stock pursuant to this prospectus, and (2) the date we stop offering our shares of common stock pursuant to this prospectus, will be deemed to be incorporated by reference into this prospectus and to be part of this prospectus from the date of filing of such reports and documents.

You should not assume that the information in this prospectus or any document incorporated by reference is accurate as of any date other than the date of the applicable document. Any statement contained in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or any other subsequently filed document that is incorporated or deemed to be incorporated by reference into this prospectus modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

You may request a copy of any or all documents referred to above that have been or may be incorporated by reference into this prospectus (excluding certain exhibits to the documents) at no cost, by writing or calling us at the following address or telephone number:

Algorhythm Holdings, Inc.

6301 NW 5th Way, Suite 2900

Fort Lauderdale, FL 33309

(954) 800-0425

12

Resale of Up to 10,000,000 Shares of Common Stock

Algorhythm Holdings, Inc.

PRELIMINARY PROSPECTUS

PART II – INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

The following table sets forth all costs and expenses, other than the estimated placement agent fees and commissions payable by us, in connection with the offer and sale of the securities being registered. All amounts shown are estimates except for the SEC registration fee.

Amount
SEC registration fee	$1,464
Legal fees and expenses	37,500
Accounting fees and expenses	30,000
Miscellaneous fees and expenses	10,000
Total	$67,464

Item 14. Indemnification of Directors and Officers

The following summary is qualified in its entirety by reference to the complete Delaware General Corporation Law (the “DGCL”), our certificate of incorporation, as amended, and our by-laws, as amended.

Section 145 of the DGCL provides, generally, that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (except actions by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation against all expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. A corporation may similarly indemnify such person for expenses actually and reasonably incurred by such person in connection with the defense or settlement of any action or suit by or in the right of the corporation, provided that such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, in the case of claims, issues and matters as to which such person shall have been adjudged liable to the corporation, provided that a court shall have determined, upon application, that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

Our certificate of incorporation and bylaws provide that we will indemnify each person who was or is a party or is threatened to be made a party or is involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of us) by reason of the fact that he or she is or was, or has agreed to become, our director or officer, or is or was serving, or has agreed to serve, at our request as a director, officer, partner, employee or trustee of, or in a similar capacity with, another corporation, partnership, joint venture, trust or other enterprise (including any employee benefit plan) (all such persons being referred to as an “Indemnitee”), or by reason of any action alleged to have been taken or omitted in such capacity, against all expenses (including attorneys’ fees), liabilities, losses, judgments, fines (including excise taxes and penalties arising from the Employee Retirement Income Security Act of 1974), and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding and any appeal therefrom, if such Indemnitee acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, our best interests, and, with respect to any criminal action or proceeding, he or she had no reasonable cause to believe his or her conduct was unlawful. Our certificate of incorporation and bylaws also provide that we will indemnify any Indemnitee who was or is a party to an action or suit by or in the right of us to procure a judgment in our favor by reason of the fact that the Indemnitee is or was, or has agreed to become, our director or officer, or is or was serving, or has agreed to serve, at our request as a director, officer, trustee, partner, managing member, fiduciary, employee or agent of any other corporation, limited liability company, partnership, joint venture, trust or other enterprise, or by reason of any action alleged to have been taken or omitted in such capacity, against all expenses (including attorneys’ fees) and, to the extent permitted by law, amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding, and any appeal therefrom, if the Indemnitee acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, our best interests, except that no indemnification shall be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to us, unless a court determines that, despite such adjudication but in view of all of the circumstances, he or she is entitled to indemnification of such expenses. Notwithstanding the foregoing, to the extent that any Indemnitee has been successful, on the merits or otherwise, he or she will be indemnified by us against all expenses (including attorneys’ fees) actually and reasonably incurred by him or her or on his or her behalf in connection therewith. If we do not assume the defense, expenses must be advanced to an Indemnitee under certain circumstances.

II-1

Our board of directors has approved a form of indemnification agreement that has been executed by each of our directors and executive officers. In general, these agreements provide that we will indemnify the director or executive officer to the fullest extent permitted by law for claims arising in his or her capacity as a director or executive officer of our company or in connection with their service at our request for another corporation or entity. The indemnification agreements also provide for procedures that will apply in the event that a director or executive officer makes a claim for indemnification and establish certain presumptions that are favorable to the director or executive officer.

Section 102(b)(7) of the DGCL provides, generally, that our certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, provided that such provision may not eliminate or limit the liability of: (i) a director or officer for any breach of the director’s duty of loyalty to the corporation or its shareholders, (ii) a director for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) a director under section 174 of the DGCL, or (iv) a director for any transaction from which the director derived an improper personal benefit. No such provision may eliminate or limit the liability of a director for any act or omission occurring prior to the date when such provision became effective.

Our certificate of incorporation provides that none of our directors shall be personally liable to us or our stockholders for monetary damages for any breach of fiduciary duty as a director, notwithstanding any provision of law imposing such liability, except to the extent that the DGCL prohibits the elimination or limitation of liability of directors for breaches of fiduciary duty.

Additionally, we maintain a general liability insurance policy that covers certain liabilities of our directors and officers arising out of claims based on acts or omissions in their capacities as directors or officers.

Item 15. Recent Sales of Unregistered Securities

Set forth below is information regarding securities issued by us within the last three years which were not registered under the Securities Act of 1933, as amended.

●	On November 20, 2023, we entered into a stock purchase agreement with Regalia Ventures pursuant to which we sold 5,495 shares of our common stock to Regalia Ventures at a purchase price of $182 per share. Net proceeds from the transaction were approximately $950,000, net of transaction fees of approximately $50,000. On November 1, 2024, we entered into a stock repurchase agreement with Regalia Ventures pursuant to which we agreed to repurchase the 5,495 shares for $472,527. On February 18, 2025, the date of the closing of the transaction, we issued a promissory note to Regalia Ventures in the amount of $472,527. On February 27, 2025, we paid off the note in full.

●	On November 20, 2023, we entered into a stock purchase agreement with Stingray Group pursuant to which we sold 5,495 shares of our common stock to Stingray Group at a purchase price of $182 per share. Net proceeds from the transaction were approximately $950,000, net of transaction fees of approximately $50,000. On December 3, 2024, we entered into a stock repurchase agreement with Stingray Group pursuant to which we agreed to repurchase the 5,495 shares for $285,714. We agreed to issue a promissory note to Stingray Group in the principal amount of the purchase price of the shares at the closing of the transaction. On February 18, 2025, the date of the closing of the transaction, we issued a promissory note to Stingray Group in the amount of $285,714. On April 3, 2025, we paid off the note in full.

●	On August 9, 2024, we issued an aggregate of 3,873 shares of restricted common stock to three consultants pursuant to consulting agreements that we entered into with each of them.

●	On August 9, 2024, we issued 472 shares of common stock to Vivek Sehgal as bonus compensation earned under his employment agreement with SemiCab Holdings, LLC (“SemiCab Holdings”).

●	On October 24, 2024, we sold a total of 11,500 shares of our common stock and notes in the aggregate principal amount of $2,352,941 to accredited investors for total proceeds of $2,000,000 net of original issue discount of $352,941. Univest Securities served as the placement agent in the offering and received seven percent of the gross proceeds received by us and reimbursement of the legal fees of its counsel. We repaid all of the notes in December 2024.

II-2

●	On February 13, 2025, we issued a non-qualified stock option to purchase 23,818 shares of our common stock and a restricted stock award for 23,818 shares of our common stock to Alex Andre pursuant to the terms of the employment agreement that he entered into with us in connection with his appointment as our Chief Financial Officer and General Counsel. The option has a ten-year term, subject to any earlier termination following cessation of Mr. Andre’s service with us, and an exercise price per share equal to the closing price of our common stock as reported by the Nasdaq on February 13, 2025. The restricted stock award and option shall each vest over four years as follows: (a) 25% of the shares underlying the restricted stock award and option shall vest on the first anniversary of the grant date; and (b) six and one-quarter percent (6.25%) of the shares underlying the restricted stock award and option shall vest each quarter thereafter, subject to Mr. Andre’s continued service with us through each applicable vesting date.

●	On May 2, 2025, we and SemiCab Holdings entered into an equity purchase agreement with SemiCab, Inc. pursuant to which: (i) SemiCab Holdings purchased 9,999 shares of the issued and outstanding equity shares, Rs. 10 par value, of SMCB, representing 99.99% of the issued and outstanding equity shares of SMCB, for $1,750,000, the payment of which amount was evidenced by the issuance of a promissory note by us to SemiCab, Inc., and (ii) we purchased the 20% membership interest in SemiCab Holdings then held by SemiCab, Inc. for aggregate consideration consisting of 119,742 shares of our common stock. The acquisition was completed on May 2, 2025.

●

On August 21, 2025, we entered into a securities purchase agreement with Streeterville pursuant to which we agreed to issue and sell to Streeterville shares of our common stock in one or more Pre-Paid Purchases for an aggregate purchase price of up to $20,000,000. We also agreed to issue 95,694 shares of our common stock to Streeterville as a commitment fee for the pre-paid purchase facility established under the securities purchase agreement. The transaction closed on August 21, 2025. Univest Securities, LLC (“Univest”) served as the placement agent in the offering.

The securities purchase agreement provides for an initial Secured Pre-Paid Purchase in the principal amount of $4,390,000, before deducting an original issue discount of $360,000 and transaction expenses of $30,000 (the “First Pre-Paid Purchase”), the terms of which are set forth on Secured Pre-Paid Purchase #1. The First Pre-Paid Purchase accrues interest at the rate of nine percent per annum and has a maturity date of three years. We paid Univest a cash fee equal to eight percent of the aggregate gross proceeds that we received from the First Pre-Paid Purchase.

●

On November 13, 2025, we entered into Secured Pre-Paid Purchase #2 with Streeterville which provides for a second Pre-Paid Purchase in the principal amount of $5,450,000, before deducting an original issue discount of $450,000 (the “Second Pre-Paid Purchase”). The Second Pre-Paid Purchase accrues interest at the rate of nine percent per annum and has a maturity date of three years.

The Second Pre-Paid Purchase was similar to the First Pre-Paid Purchase, however the Second Pre-Paid Purchase is secured by cash in an amount not less than the lesser of: (i) $4,500,000, and (ii) 90% of the then-current outstanding balance of the Second Pre-Paid Purchase. The secured funds are being held in a deposit account (the “DACA Account”) held by RIME Holdings, LLC, a Utah limited liability company and wholly-owned subsidiary of ours that we formed in connection with this transaction (“RIME Holdings”), pursuant to a Deposit Account Control Agreement, dated November 13, 2025, by and among RIME Holdings, Lakeside Bank, an Illinois banking company (“Lakeside Bank”), and Streeterville. Accordingly, of the $5,000,000 proceeds that we received from the Second Pre-Paid Purchase, $4,500,000 were placed in the DACA Account.

We entered into a new placement agency agreement with Univest that superseded the placement agency agreement that we previously entered into with them on August 21, 2025. We agreed to pay Univest a cash fee equal to eight percent of the aggregate gross proceeds that we receive from any Pre-Paid Purchases that we complete and reimburse Univest for legal fees in the amount of $50,000.

●	On December 19, 2025, we entered into Secured Pre-Paid Purchase #3 with Streeterville which provides for a third Pre-Paid Purchase in the principal amount of $1,090,000, before deducting an original issue discount of $90,000 (the “Third Pre-Paid Purchase”). The Third Pre-Paid Purchase accrues interest at the rate of nine percent per annum and has a maturity date of three years. We paid Univest a cash fee equal to eight percent of the aggregate gross proceeds that we received from the Third Pre-Paid Purchase.

●

On February 17, 2026, we entered into Secured Pre-Paid Purchase #4 with Streeterville which provides for a fourth Pre-Paid Purchase in the principal amount of $10,355,000, before deducting an original issue discount of $855,000 (the “Fourth Pre-Paid Purchase”). The Fourth Pre-Paid Purchase accrues interest at the rate of nine percent per annum and has a maturity date of three years. The Fourth Pre-Paid Purchase is similar to the Second Pre-Paid Purchase in that the Fourth Pre-Paid Purchase is secured by cash in an amount not less than the lesser of: (i) $3,500,000, and (ii) 90% of the then-current outstanding balance of the Fourth Pre-Paid Purchase. Accordingly, of the $9,500,000 in proceeds that we received from the Fourth Pre-Paid Purchase, $3,500,000 was placed in the DACA Account.

We paid Univest a cash fee equal to eight percent of the aggregate gross proceeds received by us from the Fourth Pre-Paid Purchase that were not placed in the DACA Account. We will pay Univest a cash fee equal to eight percent of the funds held in the DACA Account when they are released to us.

We completed the offer and sale of these securities to accredited investors in private placement transactions that were exempt from the registration requirements of the Securities Act pursuant to Section 4(a)(2) of the Securities Act without engaging in any advertising or general solicitation of any kind and, unless otherwise noted, without payment of underwriting discounts or commissions to any person.

II-3

Item 16. Exhibits and Financial Statement Schedules.

(a) Exhibits: Reference is made to the Exhibit Index following the signature pages hereto, which Exhibit Index is hereby incorporated into this Item.

Exhibit No.	Description

2.1‡

Asset Purchase Agreement, dated June 11, 2024, by and among Algorhythm Holdings, Inc., SemiCab, Inc. and SemiCab Holdings, LLC (incorporated by reference to Exhibit 2.1 in Algorhythm Holdings, Inc.’s Current Report on Form 8-K filed with the SEC on June 12, 2024).

2.2

Amendment No. 1 to Asset Purchase Agreement dated July 1, 2024, by and among Algorhythm Holdings, Inc., SemiCab, Inc. and SemiCab Holdings LLC (incorporated by reference to Exhibit 2.2 in Algorhythm Holdings, Inc.’s Current Report on Form 8-K filed with the SEC on July 5, 2024).

3.1	Certificate of Incorporation of Algorhythm Holdings, Inc. filed with the Delaware Secretary of State on February 15, 1994 and amendments through April 14, 1999 (incorporated by reference to Exhibit 3.1 in Algorhythm Holdings, Inc.’s Registration Statement on Form SB-2 filed with the SEC on March 7, 2000).

3.2	Certificate of Amendment to Certificate of Incorporation of Algorhythm Holdings, Inc. filed with the Delaware Secretary of State on September 29, 2000 (incorporated by reference to Exhibit 3.1 in Algorhythm Holdings, Inc.’s Quarterly Report on Form 10-QSB for the period ended September 30, 1999 filed with the SEC on November 14, 2000).

3.3	Corrected Certificate of Amendment to Certificate of Incorporation of Algorhythm Holdings, Inc. filed with the Delaware Secretary of State on March 27, 2001 (incorporated by reference to Exhibit 3.13 in Algorhythm Holdings, Inc.’s Registration Statement on Form SB-2 filed with the SEC on April 11, 2001).

3.4

Corrected Certificate of Amendment to Certificate of Incorporation of Algorhythm Holdings, Inc. filed with the Delaware Secretary of State on April 4, 2001 (incorporated by reference to Exhibit 3.12 in Algorhythm Holdings, Inc.’s Registration Statement on Form SB-2 filed with the SEC on April 11, 2001).

3.5

Certificate of Correction to Corrected Certificate of Amendment to Certificate of Incorporation of Algorhythm Holdings, Inc. filed with the Delaware Secretary of State on April 20, 2001 (incorporated by reference to Algorhythm Holdings, Inc.’s Transition Report on Form 10-KT filed with the SEC on July 14, 2022).

3.6

Certificate of Amendment to the Certificate of Incorporation of Algorhythm Holdings, Inc. filed with the Delaware Secretary of State on January 27, 2006 (incorporated by reference to Algorhythm Holdings, Inc.’s Transition Report on Form 10-KT filed with the SEC on July 14, 2022).

3.7

Certificate for Renewal and Revival of Charter of Algorhythm Holdings, Inc. filed with Delaware Secretary of State on September 25, 2012 (incorporated by reference to Algorhythm Holdings, Inc.’s Transition Report on Form 10-KT filed with the SEC on July 14, 2022).

3.8

Certificate of Amendment of Certificate of Incorporation of Algorhythm Holdings, Inc. filed with the Delaware Secretary of State on May 19, 2022 (incorporated by reference to Algorhythm Holdings, Inc.’s Current Report on Form 8-K filed with the SEC on May 25, 2022).

3.9

Amended By-Laws of Algorhythm Holdings, Inc. (incorporated by reference to Exhibit 3.14 in Algorhythm Holdings, Inc.’s Transition Report on Form 10-KTSB for the year ended March 31, 2001 filed with the SEC on June 29, 2001).

3.10

Certificate of Amendment of Certificate of Incorporation of Algorhythm Holdings, Inc. dated August 27, 2024 (incorporated by reference to Exhibit 3.1 in Algorhythm Holdings, Inc.’s Current Report on Form 8-K filed with the SEC on September 6, 2024).

3.11

Amendment No. 1 to Amended By-laws of Algorhythm Holdings, Inc., effective October 18, 2024 (incorporated by reference to Exhibit 3.1 in Algorhythm Holdings, Inc.’s Current Report on Form 8-K filed with the SEC on October 21, 2024).

3.12	Certificate of Amendment to the Certificate of Incorporation of Algorhythm Holdings, Inc. filed with the Delaware Secretary of State on January 14, 2025 (incorporated by reference to Exhibit 3.1 in Algorhythm Holdings, Inc.’s Current Report on Form 8-K filed with the SEC on January 17, 2025).

5.1*	Opinion of Sichenzia Ross Ference Carmel LLP.

II-4

10.1	Lease, dated July 31, 2011, by and between Algorhythm Holdings, Inc. and Lakeside IV, LLC (incorporated by reference to Algorhythm Holdings, Inc.’s Current Report on Form 10-KT filed with the SEC on June 29, 2011).

10.2+	The Singing Machine 2022 Equity Incentive Plan (incorporated by reference to Algorhythm Holdings, Inc.’s Current Report on Form 8-K filed with the SEC on April 18, 2022).

10.3	Form of Indemnification Agreement to be entered into with Algorhythm Holdings, Inc. and each of its officers and directors (incorporated by reference to Algorhythm Holdings, Inc.’s Current Report on Form 8-K filed with the SEC on May 27, 2022).

10.4	Loan Agreement, dated March 28, 2024, by and between Algorhythm Holdings, Inc. and Oxford Commercial Finance (incorporated by reference to Exhibit 10.1 in the Company’s Current Report on Form 8-K filed with the SEC on April 3, 2024).

10.5	Revolving Credit Note, dated March 28, 2024, issued by Algorhythm Holdings, Inc. in favor of Oxford Commercial Finance (incorporated by reference to Exhibit 10.2 in the Company’s Current Report on Form 8-K filed with the SEC on April 3, 2024).

10.6	Security Agreement, dated March 28, 2024, by and between Algorhythm Holdings, Inc. and Oxford Commercial Finance (incorporated by reference to Exhibit 10.3 in the Company’s Current Report on Form 8-K filed with the SEC on April 3, 2024).

10.7	Operating Agreement, dated July 3, 2024, by and among Algorhythm Holdings, Inc., SemiCab Holdings, LLC and SemiCab, Inc. (incorporated by reference to Exhibit 10.1 in Algorhythm Holdings, Inc.’s Current Report on Form 8-K filed with the SEC on June 12, 2024).

10.8

At-The-Market Issuance Sales Agreement, dated June 26, 2024, by and between Algorhythm Holdings, Inc. and Ascendiant Capital Markets, LLC (incorporated by reference to Exhibit 1.1 in Algorhythm Holdings, Inc.’s Current Report on Form 8-K filed with the SEC on June 27, 2024).

10.9	Amendment to At-The-Market Issuance Sales Agreement, dated July 8, 2024, by and between Algorhythm Holdings, Inc. and Ascendiant Capital Markets, LLC (incorporated by reference to Exhibit 10.1 in Algorhythm Holdings, Inc.’s Current Report on Form 8-K filed with the SEC on July 9, 2024).

10.10	Form of Securities Purchase Agreement (incorporated by reference to Exhibit 10.1 in the Company’s Form 8-K filed with the SEC on October 24, 2024).

10.11	Form of Original Issue Discount Senior Secured Note (incorporated by reference to Exhibit 10.2 in the Company’s Form 8-K filed with the SEC on October 24, 2024).

10.12	Form of Guarantee (incorporated by reference to Exhibit 10.3 in the Company’s Form 8-K filed with the SEC on October 24, 2024).

10.13	Stock Repurchase Agreement, dated November 1, 2024, by and between Algorhythm Holdings, Inc. and Regalia Ventures, LLC (incorporated by reference to Exhibit 10.1 in the Company’s Form 8-K filed with the SEC on November 7, 2024).

10.14	Stock Repurchase Agreement, dated December 3, 2024, by and between Algorhythm Holdings, Inc. and Stingray Group, Inc. (incorporated by reference to Exhibit 10.3 in Algorhythm Holdings, Inc.’s Current Report on Form 8-K filed with the SEC on December 6, 2024).

10.15	Form of Series A Warrant, dated December 4, 2024 (incorporated by reference to Exhibit 4.1 in Algorhythm Holdings, Inc.’s Current Report on Form 8-K filed with the SEC on December 6, 2024).

10.16	Form of Series B Warrant, dated December 4, 2024 (incorporated by reference to Exhibit 4.2 in Algorhythm Holdings, Inc.’s Current Report on Form 8-K filed with the SEC on December 6, 2024).

10.17	Form of Pre-Funded Warrant, dated December 4, 2024 (incorporated by reference to Exhibit 4.3 in Algorhythm Holdings, Inc.’s Current Report on Form 8-K filed with the SEC on December 6, 2024).

10.18	Form of Securities Purchase Agreement, dated December 4, 2024 (incorporated by reference to Exhibit 10.1 in Algorhythm Holdings, Inc.’s Current Report on Form 8-K filed with the SEC on December 6, 2024).

II-5

10.19	Placement Agency Agreement, dated December 4, 2024, between Algorhythm Holdings, Inc. and Univest Securities, LLC (incorporated by reference to Exhibit 10.2 in Algorhythm Holdings, Inc.’s Current Report on Form 8-K filed with the SEC on December 6, 2024).

10.20	Form of Securities Purchase Agreement dated December 17, 2024 (incorporated by reference to Exhibit 10.1 in Algorhythm Holdings, Inc.’s Current Report on Form 8-K filed with the SEC on December 18, 2024).

10.21	Placement Agency Agreement, dated December 17, 2024, between Algorhythm Holdings, Inc. and Univest Securities, LLC (incorporated by reference to Exhibit 10.2 in Algorhythm Holdings, Inc.’s Current Report on Form 8-K filed with the SEC on December 18, 2024).

10.22+	Employment Agreement, dated February 12, 2025, between Algorhythm Holdings, Inc. and Alex Andre (incorporated by reference to Exhibit 10.1 in Algorhythm Holdings, Inc.’s Current Report on Form 8-K filed with the SEC on February 18, 2025).

10.23	Stock Option, dated February 13, 2025, issued by Algorhythm Holdings, Inc. to Alex Andre (incorporated by reference to Exhibit 10.2 in Algorhythm Holdings, Inc.’s Current Report on Form 8-K filed with the SEC on February 18, 2025).

10.24	Restricted Stock Award, dated February 13, 2025, issued by Algorhythm Holdings, Inc. to Alex Andre (incorporated by reference to Exhibit 10.3 in Algorhythm Holdings, Inc.’s Current Report on Form 8-K filed with the SEC on February 18, 2025).

10.25	Equity Purchase Agreement, dated May 2, 2025, by and among Algorhythm Holdings, Inc., SemiCab Holdings, LLC and SemiCab, Inc. (incorporated by reference to Exhibit 10.1 in Algorhythm Holdings, Inc.’s Current Report on Form 8-K filed with the SEC on May 8, 2025).

10.26	Promissory Note, dated May 2, 2025, issued by Algorhythm Holdings, Inc. in favor of SemiCab, Inc. (incorporated by reference to Exhibit 10.2 in Algorhythm Holdings, Inc.’s Current Report on Form 8-K filed with the SEC on May 8, 2025).

10.27	Amended and Restated Limited Liability Company Agreement of SemiCab Holdings, LLC, dated May 2, 2025, by and among Algorhythm Holdings, Inc., SemiCab Holdings, LLC, Ajesh Kapoor and Vivek Sehgal (incorporated by reference to Exhibit 10.3 in Algorhythm Holdings, Inc.’s Current Report on Form 8-K filed with the SEC on May 8, 2025).

10.28‡	Asset Purchase Agreement, dated August 1, 2025, by and among Algorhythm Holdings, Inc., The Singing Machine Company, Inc. and Stingray Music USA, Inc. (incorporated by reference to Exhibit 10.1 in Algorhythm Holdings, Inc.’s Current Report on Form 8-K filed with the SEC on August 7, 2025).

10.29	Securities Purchase Agreement, dated August 21, 2025, by and among Algorhythm Holdings, Inc. and Streeterville Capital, LLC (incorporated by reference to Exhibit 10.1 in Algorhythm Holdings, Inc.’s Current Report on Form 8-K filed with the SEC on August 27, 2025).

10.30	Secured Pre-Paid Purchase #1, dated August 21, 2025, by and among Algorhythm Holdings, Inc. and Streeterville Capital, LLC (incorporated by reference to Exhibit 10.2 in Algorhythm Holdings, Inc.’s Current Report on Form 8-K filed with the SEC on August 27, 2025).

10.31	Security Agreement, dated August 21, 2025, by and among Algorhythm Holdings, Inc. and Streeterville Capital, LLC (incorporated by reference to Exhibit 10.3 in Algorhythm Holdings, Inc.’s Current Report on Form 8-K filed with the SEC on August 27, 2025).

II-6

10.32	Guaranty, dated August 21, 2025, by and among SemiCab Holdings, LLC, SMCB Solutions Private Limited, and Streeterville Capital, LLC (incorporated by reference to Exhibit 10.4 in Algorhythm Holdings, Inc.’s Current Report on Form 8-K filed with the SEC on August 27, 2025).

10.33	Secured Pre-Paid Purchase #2, dated November 13, 2025, by and between Algorhythm Holdings, Inc. and Streeterville Capital, LLC (incorporated by reference to Exhibit 10.6 in Algorhythm Holdings, Inc.’s Quarterly Report on Form 10-Q filed with the SEC on November 19, 2025).

10.34	Deposit Account Control Agreement, dated November 13, 2025, by and among RIME Holdings, LLC, Lakeside Bank and Streeterville Capital, LLC (incorporated by reference to Exhibit 10.7 in Algorhythm Holdings, Inc.’s Quarterly Report on Form 10-Q filed with the SEC on November 19, 2025).

10.35	Guaranty, dated November 13, 2025, issued by RIME Holdings, LLC for the benefit of Streeterville Capital, LLC (incorporated by reference to Exhibit 10.8 in Algorhythm Holdings, Inc.’s Quarterly Report on Form 10-Q filed with the SEC on November 19, 2025).

10.36+	Amendment to the Algorhythm Holdings, Inc. 2022 Equity Incentive Plan (incorporated by reference to Exhibit 10.1 in Algorhythm Holdings, Inc.’s Current Report on Form 8-K filed with the SEC on November 26, 2025).

10.37	Secured Pre-Paid Purchase #3, dated December 19, 2025, by and among Algorhythm Holdings, Inc. and Streeterville Capital, LLC (incorporated by reference to Exhibit 10.2 in Algorhythm Holdings, Inc.’s Current Report on Form 8-K filed with the SEC on December 29, 2025).

10.38	Secured Pre-Paid Purchase #4, dated February 17, 2026, by and among Algorhythm Holdings, Inc. and Streeterville Capital, LLC (incorporated by reference to Exhibit 10.2 in Algorhythm Holdings, Inc.’s Current Report on Form 8-K filed with the SEC on February 23, 2026).

10.39	Guaranty, dated February 17, 2026, issued by RIME Holdings, LLC for the benefit of Streeterville Capital, LLC (incorporated by reference to Exhibit 10.4 in Algorhythm Holdings, Inc.’s Current Report on Form 8-K filed with the SEC on February 23, 2026).

10.40+	Amended and Restated Employment Agreement, dated February 23, 2026, by and between Algorhythm Holdings, Inc. and Gary Atkinson (incorporated by reference to Exhibit 10.1 in Algorhythm Holdings, Inc.’s Current Report on Form 8-K filed with the SEC on February 27, 2026).

10.41	Stock Option, dated February 23, 2026, by and between Algorhythm Holdings, Inc. and Gary Atkinson (incorporated by reference to Exhibit 10.2 in Algorhythm Holdings, Inc.’s Current Report on Form 8-K filed with the SEC on February 27, 2026).

10.42	Forbearance Agreement, dated May 9, 2026, by and between Algorhythm Holdings, Inc. and SemiCab, Inc. (incorporated by reference to Exhibit 10.1 in Algorhythm Holdings, Inc.’s Current Report on Form 8-K filed with the SEC on May 11, 2026).

23.1**	Consent of M&K CPAS, PLLC

23.2**	Consent of Marcum LLP

23.3*	Consent of Sichenzia Ross Ference Carmel LLP (included in Exhibit 5.1)

101.INS	Inline XBRL Instance Document. The instance document does not appear in the Interactive Data File because its XBRL tags are embedded within the Inline XBRL document.

101.SCH	Inline XBRL Taxonomy Extension Schema Document.

101.CAL	Inline XBRL Taxonomy Extension Calculation Linkbase Document.

101.DEF	Inline XBRL Taxonomy Extension Definition Linkbase Document.

101.LAB	Inline XBRL Taxonomy Extension Label Linkbase Document.

101.PRE	Inline XBRL Taxonomy Extension Presentation Linkbase Document.

104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101)

107*	Filing Fee Table

* Previously filed

** Furnished herewith

+ Compensatory plan or arrangement

‡ The schedules and exhibits to this agreement have been omitted pursuant to Item 601(a)(5) of Regulation S-K. A copy of any omitted schedule and/or exhibit will be furnished to the SEC upon request.

II-7

Item 17. Undertakings.

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”);

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Filing Fee Tables” or “Calculation of Registration Fee” table, as applicable, in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

II-8

(5) That for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to any charter provision, by law or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

II-9

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Fort Lauderdale, State of Florida, on May 27, 2026.

ALGORHYTHM HOLDINGS, INC.

By:	/s/ Gary Atkinson
Gary Atkinson
Chief Executive Officer (Principal Executive Officer)

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Position	Date

/s/ Gary Atkinson	Chief Executive Officer, Secretary and Chairman of the Board of Directors	May 27, 2026
Gary Atkinson	(Principal Executive Officer)

*	Chief Financial Officer and General Counsel	May 27, 2026
Alex Andre	(Principal Financial and Accounting Officer)

*	Director	May 27, 2026
Harvey Judkowitz

*	Director	May 27, 2026
Bernardo Melo

*	Director	May 27, 2026
Ajesh Kapoor

*	Director	May 27, 2026
Scott Thorn

*	Director	May 27, 2026
Kapil Gupta

*By:	/s/ Gary Atkinson
Gary Atkinson
Attorney-In-Fact

II-10